EXHIBIT 10.5

AMENDMENT NO. 1 TO Securities Purchase AGREEMENT

THIS AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT (this “Amendment”) is made as of this 19th day of January 2018 (the “Amendment Date”), by and among ProBility Media Corporation, a Nevada corporation (the “Company”), the investors listed on the Schedule of Buyers attached to the Purchase Agreement as defined below (collectively, the “Original Buyers,” and together with the Company, the “Original Parties”), and Sky Capital Holdings, LLC, a Texas limited liability company (the “New Buyer”).

W I T N E S S E T H:

WHEREAS, the Original Parties entered into a Securities Purchase Agreement, dated as of November 3, 2017 (the “Purchase Agreement”), pursuant to which the Original Buyers agreed to fund the Company through the purchase of Securities, up to an aggregate amount of $3,000,000 over two Closings, subject to the prior satisfaction of certain closing conditions at each Closing;

WHEREAS, the Original Parties desire to amend and restate Schedule 4(b) of the Purchase Agreement in its entirety as set forth in Exhibit A attached hereto to set forth certain agreed upon use of proceeds; and

WHEREAS, (i) the Original Parties desire to allow the New Buyer to participate in the Second Closing in connection with becoming a party to the Purchase Agreement and (ii) the Original Parties desire to amend the Purchase Agreement to add the New Buyer to the Schedule of Buyers as set forth in Exhibit B attached hereto (the “Amended Schedule of Buyers”) and to otherwise reflect the principal amount of Notes, aggregate number of Warrants, and Commitment Shares that all investors shall be entitled to purchase and receive at the Second Closing; and

WHEREAS, Section 9(e) of the Purchase Agreement provides that the provisions of the Purchase Agreement may be amended only with the written consent of the Company and either (i) the holders of at least a majority of the Notes outstanding as of the applicable date of determination which must include Sea Otter as long as Sea Otter (or any of its Affiliates) owns at least five percent (5%) of the Notes issued pursuant to the Purchase Agreement, or (ii) Sea Otter as long as Sea Otter (or any of its Affiliates) owns at least five percent (5%) of the Notes issued pursuant to the Purchase Agreement.

NOW, THEREFORE, in consideration of the representations, warranties and mutual covenants set forth herein, sufficiency of which is hereby acknowledged by the Company, the New Buyer and the Original Buyers, the parties hereto agree as follows:

1.                  Definitions; references; continuation of Purchase Agreement. Unless otherwise specified herein, each term used is this Amendment that is defined in the Purchase Agreement shall have the meaning assigned to such term in the Purchase Agreement. Each reference to “hereof,” “hereto,” “hereunder,” “herein” and “hereby,” and each other similar reference, and each reference to “this Agreement” and each other similar reference, contained in the Purchase Agreement shall from and after the date hereof refer to the Purchase Agreement as amended by this Amendment. Except as expressly amended in this Amendment, all terms and provisions of the Purchase Agreement shall continue and remain in full force and effect.

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2.                  Amendment to Section 4(b)(i). The Original Parties desire to amend Section 4(b)(i) of the Purchase Agreement to address the Company entering into two contemplated transactions instead of one, and as such, Section 4(b)(i) of the Purchase Agreement is hereby amended and restated and shall read in its entirety as follows:

The Company shall use the proceeds from the sale of the Securities in the First Closing to fund the Company’s working capital. The Company shall use the proceeds from the sale of the Securities in the Second Closing to fund the closing of two contemplated transactions described and set forth on Schedule 4(b) to this Agreement (the “Contemplated Transactions”). The Company shall not use any proceeds from the transactions contemplated by this Agreement, at any time, to repay indebtedness (other than to the Buyers), to lend money, to give credit, or to advance funds to any of its officers, directors, employees, or affiliates, other than as set forth on Schedule 4(b).

3.                  Amendment to Schedule 4(b). The Original Parties desire to specify certain use of proceeds from the Closings, and as such, Schedule 4(b) of the Purchase Agreement is hereby amended and restated and shall read in its entirety as set forth on Exhibit A attached hereto.

4.                  Amendment to Schedule of Buyers. The Original Parties desire to include the New Buyer into the Amended Schedule of Buyers and to otherwise revise the principal amount of Notes, Warrants, and Commitment Shares that all investors shall purchase and receive at the Second Closing, and as such, the Schedule of Buyers contained in the Purchase Agreement is hereby amended and restated and shall read in its entirety as set forth on the Amended Schedule of Buyers attached hereto as Exhibit B.

5.                  Issuance of Commitment Shares; Amendment of Sections 1(a)(iii) and 7(ix). In order to clarify that Commitment Shares shall be issuable to certain Buyers pursuant to the Purchase Agreement at the Second Closing, the last sentence in each of Section 1(a)(iii) and in Section 7(ix) of the Purchase Agreement shall be amended to add “and, as applicable, at the Second Closing” following the words “[a]t the First Closing.”

6.                  Commitment Shares at Second Closing. The number of Commitment Shares issued to the Buyers at the Second Closing shall be as set forth in Column 7 of the Amended Schedule of Buyers attached hereto as Exhibit B.

7.                  Amortization Payments of New Buyer. With respect to the Note to be issued to the New Buyer at the Second Closing, the Company and the New Buyer agree, and represent and warrant to the Original Buyers, that the amortization schedule of payments to be made by the Company, evidenced by Schedule A to the New Buyer’s Note, shall be as set forth on Exhibit C.

8.                  Joinder of New Buyer. The New Buyer hereby agrees to be bound by and to comply with all of the representations and warranties, covenants and conditions contained in the Purchase Agreement applicable to “Buyers” therein, and the New Buyer shall have all of the related rights and obligations inuring to it as if such New Buyer had executed the Purchase Agreement as a “Buyer” on the original date of the Purchase Agreement. The New Buyer hereby further agrees that this Amendment shall constitute a signature page for such New Buyer with respect to the Purchase Agreement, constituting its agreement to the Purchase Agreement, and the Company and the Original Buyers consent to the joinder of the New Buyer as a party and signatory to the Purchase Agreement.

9.                  Governing Law; Dispute Resolution. This Amendment shall be governed by and construed in accordance with the laws of the State of New York. The parties hereto agree that the terms set forth in Section 9 of the Purchase Agreement shall be applicable to this Amendment and are hereby incorporated herein.

10.              Counterparts. This Amendment may be executed in counterparts, all of which shall be one, and the same, agreement.

[Remainder of page left intentionally blank; signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Securities Purchase Agreement as of the Amendment Date.

PROBILITY MEDIA CORPORATION

By: /s/ Evan M. Levine
Evan M. Levine
Chairman and Chief Executive Officer

SBI INVESTMENTS LLC, 2014-1

By: /s/ Jonathan Juchno
Name: Jonathan Juchno
Title: Principal

EMA FINANCIAL, LLC

By:
Name:
Title:

CAVALRY FUND I, LP

By:
Name:
Title:

VISTA CAPITAL INVESTMENTS, LLC

By:
Name:
Title:

SKY CAPITAL HOLDINGS, LLC

By:
Name:
Title:

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EXHIBIT A - SCHEDULE 4(b)

USE OF PROCEEDS

A.	The Company shall use the proceeds from the sale of the Securities in the First Closing to fund the Company’s working capital.

B.	The Company shall use the proceeds from the sale of the Securities in the Second Closing to fund the closing of the Contemplated Transactions as set forth below. “Contemplated Transactions” means the following two transactions:

a.	a transaction by and between the Company and NACB Group, Inc., a Florida corporation (“NACB”), whereby the Company shall purchase all of NACB’s capital stock, using as consideration $500,000 of the funds received by the Company at the Second Closing.

b.	a transaction by and between the Company and Disco Learning Media, Inc., a Texas corporation (“Disco”), whereby the Company shall purchase all of Disco’s capital stock, using as consideration $100,000 of the funds received by the Company at the Second Closing.

C.	The Company shall use up to, and not exceeding, $177,000 of the funds received by it at the Second Closing for working capital purposes.

D.	The Company shall not use any proceeds from the Closings, at any time, to repay indebtedness (other than to the Buyers), to lend money, to give credit, or to advance funds to any of its officers directors, employees, or affiliates, other than as set forth below:

Recipient/Contracting Party	Amount of to be paid by Company	Maturity/Contracted Payment Date
NACB (Retirement of the following NACB Debt obligations): Bank United Loan #701702	$150,000	Loan dated March 27, 2015
RK Equity Capital Markets LLC	$70,000	Amendment Date
Sea Otter Amendment Related Legal Expenses	$3,000	Amendment Date

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